INVESTOR RELATIONS CONTACT:
Dan Jackson
Command Center, Inc.
dan.jackson@commandonline.com
208-773-7450 ext. 4239

FOR IMMEDIATE RELEASE

COMMAND CENTER ANNOUNCES APPOINTMENT OF FREDERICK SANDFORD AS NEW CHIEF EXECUTIVE OFFICER

Coeur d'Alene, Idaho – February 26, 2013 - Command Center, Inc. (OTCQB: CCNI) (http://www.otcmarkets.com/stock/CCNI/quote), a national provider of on-demand and temporary staffing solutions, today announced that its board of directors has named Frederick Sandford, as the company's President and Chief Executive Officer effective immediately, replacing Glenn Welstad, the company founder, who announced his resignation last week. Mr. Sandford, 51, brings more than 18 years of executive experience to his new role.

Frederick Sandford has experience leading companies in transition and all phases of growth. Since 2005, he has served as an independent management consultant to Silicon Valley venture capitalists and entrepreneurs. From 2003-2005, he was the Chief Operating Officer for The Environmental Trust, Inc. a land mitigation organization with 80 holdings. Earlier in his career he founded, built and grew a private security enterprise. He also founded AmeriClear, LLC, a successful liquid waste company startup in 2000 which he later sold in 2002.

Mr. Sandford was awarded a full fellowship and earned his MBA from Cornell University while serving as the Chief Executive Officer for Student Agencies, America's oldest student-run company. He is a former US Navy SEAL having served from 1985 to 1989. He earned a BA in Psychology from the University of Massachusetts at Amherst.

The board unanimously selected Frederick Sandford based on his proven track record of successfully operating companies as well as his executive qualities and strong leadership skills. Stated Board member John Schneller, "We are pleased to have Frederick Sandford join the Command Center team to help lead Command to long-term growth in this challenging business environment. We look forward to a seamless passing of the leadership role to Mr. Sandford, whom we expect to launch a controlled growth strategy to increase shareholder value, with particular attention to improving operational efficiencies and margins. His management style, which emphasizes teamwork and a consistent vision, should capitalize on the strong executive and field leadership teams that are currently in place".

Frederick Sandford said, "I look forward to helping Command Center become a stronger competitor in the labor staffing industry and continue to grow its existing footprint. I am honored to become part of this leadership team and have the opportunity to continue to build on the company's success."

ABOUT COMMAND CENTER, INC.

The company provides flexible on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, hospitality and event services, as well as other assignments such as emergency and disaster relief projects. Additional information on Command Center is available at www.commandonline.com. Information on the company's Bakken Staffing division can be found at www.bakkenstaffing.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the severity and duration of the general economic downturn, the availability of worker's compensation insurance coverage, the availability of capital and suitable financing for the Company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10-K filed with the Securities and Exchange Commission on April 9, 2012 and in other statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.